EXHIBIT 99.1

Salona Global Releases First Fiscal Quarter 2022 Financials; Posts 152% Revenue Growth and 202% Gross Profit Growth Since Listing, Lifts Gross Margins to 36%; Appoints Permanent Chief Executive Officer

SAN DIEGO, July 14, 2022 (GLOBE NEWSWIRE) -- Salona Global Medical Device Corporation ("Salona Global," "SGMD," or the "Company") (TSXV:SGMD) today announced financial results for the first fiscal quarter of 2022, ending May 31, 2022. The Company grew its annual and quarterly revenue and gross profit. The Company also lifted its gross margins for the quarter to 36%. This represents the fifth consecutive quarter of record revenue and gross profits under the leadership team led by Les Cross and Luke Faulstick.

The Company also announced that Les Cross will continue as a full-time Executive Chairman turning his focus more to capital markets communication and deal sourcing. As of July 18, 2022, Luke Faulstick will assume the role of Chief Executive Officer with the responsibility of acquisition integration, execution of product development, and driving organic growth. Mr. Faulstick had most recently served as Chief Operating and Integration Officer of Salona Global, and since Salona Global's public listing last year has been President of Salona Global's wholly owned subsidiary and manufacturing unit, South Dakota Partners, Inc. ("SDP"). He was previously the Chief Operations Officer and Operations Vice President for DJO Global from 2000-2012.

The Company also provided highlights for the quarter.

Financial Headlines

Revenues

  Gross revenue growth of 152% in less than a year, building revenues from $3,973,773 in fiscal Q2 2021-2022, the first reported quarter since listing, to $10,048,548 in fiscal Q1 2022-2023
  Increased quarterly revenues by 19%, from $8,461,354 in fiscal Q4 2021-2022 to $10,048,548 in fiscal Q1 2022-2023
  Revenue growth continued through fiscal Q1 2022 with $3,993,509 of revenue for the month of May 2022 or annualized run-rate of $47,900,000

Profits

  Generated 202% gross profit growth in less than a year rising from $1,204,171 in fiscal Q2 2021-2022, the first reporter quarter since listing, to $3,642,265 in fiscal Q1 2022-2023
  Increased quarterly gross profits by 26%, from $2,888,285 in fiscal Q4 2021-2022 to $3,642,265 in fiscal Q1 2022-2023
  Lifted gross margins to 36% in Q1 2022, the highest gross margin since listing.

Salona Global Quarterly Highlights

  Announced closing the acquisition of Mio-Guard LLC, a medical device sales and marketing business serving the Midwest United States on March 18, 2022
  Hired senior sales executive as Vice-President of Sales and Marketing with over 30 years of experience in the recovery science industry, previously an executive at DJO Global
  Acquired a portfolio of medical device intellectual property, expanding product lines under Mio-Guard® brand with first premium grade electrode
  Executed U.S distribution agreement with K-Laser, further expanding the higher range of priced products in the product line

  Added seasoned communications leader to improve shareholder communications and digital strategies
  Executed two additional non-binding letters of intent to acquire:
    a US$5M in annual revenue plastics business with 40% gross margins a US$14M in annual revenue physical therapy medical and equipment business with 35% gross margins

"We had another solid quarter of growth with several notable highlights," said Executive Chairman Les Cross. "Our annual revenue and profit growth exceeded our expectations, especially our organic growth figures. Our annual run rate is nearly $48,000,000 and we generated strong gross margins this quarter. As an example of our rapid growth, our gross profit this quarter was nearly double our revenue from the same quarter last year."

"We have a strong balance sheet and operational cashflow and look forward to using it to close the deals we recently announced, further expanding our sales channels and product offerings," continued Mr. Cross. "We have five strong engines of growth, as this quarter proved. Our growth strategy includes: (1) M&A; (2) product development; (3) product IP acquisitions; (4) product distribution agreements; and (5) organic growth."

"I am pleased to promote Luke Faulstick to the role of Chief Executive," finished Mr. Cross. "Luke and I have worked closely together for over 20 years, and he is a proven leader. He has again proven his operational capabilities by integrating our new acquisitions while successfully managing SDP.  Luke can extend his efforts across the entire company in his role as CEO, integrating new acquisitions and pursuing new market opportunities. I will continue as a full-time Executive Chairman, sharpening my focus on acquisition sourcing and capital markets while keeping us on the cutting edge of this large and growing global recovery science market."

"We had an excellent quarter in terms of gross margins coming closer to our long-term target of over 40%" said Luke Faulstick, Chief Executive Officer of Salona Global. "I do expect as we move into our next phase of growth, we might see that moderate, but I am pleased we can see top line and gross profit growth in the same quarter which means our business plan is working well."

The latest investor presentation has been posted on the Company's website in advance of institutional investor presentations. The updated presentation will be available at: www.salonaglobal.com/downloads.

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The financial statements for the first quarter ending May 31, 2022 and related management discussion and analysis (in the form of a quarterly report on Form 10-Q) will be filed on SEDAR and with the United States Securities and Exchange Commission (the "SEC").

On Monday, July 18, 2022, at 4:00pm (ET), Executive Chairman Les Cross and CEO Luke Faulstick will hold an earnings call (see details below) to discuss the results, including details on organic growth for the quarter, deal flow and acquisition status and details about revenues and profits in the current quarter.

Fiscal First Quarter Earnings Call Dial In: +1 (800) 225-9448

Passcode: 203-518-9708

For more information please contact:

Melissa Polesky-Meyrowitz

Chief Financial Officer
Tel: 1 (800) 760-6826
Email: Info@Salonaglobal.com

Additional Information

There can be no assurance that any acquisition (including with the targets Salona Global is currently negotiating within its pipeline) will be completed or the timing of any acquisitions. Completion of any transaction will be subject to, amongst other things,  negotiation and execution of definitive agreements, applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing additional acquisitions and the Company's long-term gross margin target of over 40%. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona operates; the ability of Salona to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona is exposed; the failure of third parties to comply with their obligations to Salona or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of the hereof and Salona undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.